Exhibit 10.3

SECURITY AGREEMENT (Borrower)
(Floating Lien)

This SECURITY AGREEMENT dated as of March 31, 2016 (this “Agreement”), is between A-Mark Precious Metals, Inc., a Delaware corporation (the “Debtor”), and Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as Administrative Agent (as defined in the Credit Agreement referred to below) on behalf of and for the ratable benefit of itself in such capacity, the Lenders (as defined in the Credit Agreement referred to below) (said administrative agent, together with its successors and assigns, in such capacity, is referred to herein as the “Secured Party”) and in its individual capacity as a depositary bank.
W I T N E S S E T H :
WHEREAS, the Debtor, the Lenders, Coöperatieve Rabobank U.A., New York Branch in its capacity as the Administrative Agent and certain other parties are parties to an Uncommitted Credit Agreement dated as of the date hereof (herein, as at any time amended, extended, restated, renewed or modified, the “Credit Agreement”), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to extend loans and other financial accommodations to the Debtor in accordance with the terms thereof;
WHEREAS, it is a condition to the Lenders extending credit pursuant to the Credit Agreement that the Debtor enter into this Agreement.
NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS AGREED as follows:
Section 1.Terms. Unless otherwise defined herein, terms used in this Agreement and defined in the Credit Agreement shall have the meaning specified therefor in the Credit Agreement. Terms used in this Agreement, which are not otherwise defined in this Agreement or the Credit Agreement and which are defined in the UCC, shall have the same meanings herein as in the UCC. However, if a term is defined in the UCC differently than in another Article of the Uniform Commercial Code of the State of New York as in effect from time to time, the term has the meaning specified in the UCC. As used herein, the following terms shall have the meanings specified:
“Accounts” has the meaning specified therefor in clause (ii) of the definition of Collateral.
“Assigned Agreements” means all present and future contracts and agreements of the Debtor including, without limitation, the agreements described in Schedule 1 annexed hereto.
“Collateral” means all of the Debtor's right, title and interest in, under or arising out of each and all of the following, other than Excluded Collateral:

Exhibit 10.3

All personal property and fixtures of the Debtor of every type and description, wherever located and now existing or hereafter arising or acquired, tangible or intangible, including but not limited to the following:

(i)	all of the Debtor's present and future goods including, without limitation:

(a)
all inventory, whether raw materials, in process or finished, all material usable in processing the same and all documents, documents of title, bills of lading, dock warrants, holding certificates, dock receipts, pipeline tickets and warehouse receipts (whether negotiable or non-negotiable) covering any inventory (all of the foregoing, “Inventory”), including without limitation Inventory located at the locations listed on the Perfection Certificate; and

(b)
all machinery, equipment, vehicles and trucks (the “Equipment”) employed in connection with the Debtor's business or owned by the Debtor, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, including without limitation Equipment located at the locations listed on the Perfection Certificate;

(ii)
all of the Debtor's present and future accounts, accounts receivable, payment intangibles, general intangibles, claims, contracts, contract rights, supporting obligations and rights to receive payment or other consideration (herein sometimes referred to collectively as “Accounts”), including but not limited to the Debtor's rights (including rights to payment and performance) under all Assigned Agreements, if any, listed in Schedule 1 annexed hereto (and any supplements thereto) and all Patents, Trademarks and copyrights, together with

(a)
all claims, rights, powers, privileges and remedies of the Debtor relating thereto or arising in connection therewith including, without limitation, all rights of the Debtor to make determinations, to exercise any election (including, but not limited to, election of remedies) or option and to give or receive any notice, consent, waiver or approval, together with all power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or any property which is the subject of any of the Assigned Agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Secured Party or the Required Lenders) may be necessary or advisable in connection with any of the foregoing,

(b)	all supporting obligations and all liens, security, guaranties, endorsements, warranties and indemnities and all insurance and claims for insurance relating thereto or arising in connection therewith,

Exhibit 10.3

(c)	all rights to property forming the subject matter of the Accounts including, without limitation, rights to stoppage in transit, rights of reclamation and rights to returned or repossessed property,

(d)
all writings relating thereto or arising in connection therewith including, without limitation, all notes, contracts, security agreements, guaranties, chattel paper and other evidence of indebtedness or security, all powers‑of‑attorney, all books, records, ledger cards and invoices, all credit information, reports or memorandums and all evidence of filings or registrations relating thereto,

(e)
all inventions, processes, production methods, proprietary information, know‑how, trade secrets, copyrights, trade names, service marks, logos and the like owned or used by the Debtor and the goodwill relating to the same, and all licenses or other agreements granted to the Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used, all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer equipment, software, programs and the like pertaining to the business or operations of the Debtor whether or not in, on or about any of its plants, business locations or warehouses, all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured whether or not in, on or about any of its plants, business locations or warehouses and all accounting information pertaining to operations in, on or about any of its business locations, warehouses or plants, and all media in which or on which any of the Debtor’s information or knowledge or data is stored or contained, and all computer programs used for the compilation or printout of such information, knowledge, records or data, and

(f)
all accounts, payment intangibles, contract rights, general intangibles and other property rights of any nature whatsoever arising out of or in connection with the foregoing, including without limitation, payments due and to become due, whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise;

(iii)
all other present and future personal property of the Debtor of any nature whatsoever, including, without limitation, all deposit accounts, bank accounts, deposits (whether general or special), certificates of deposit, credit balances, documents, contract rights, investment property, securities, commodities and securities trading accounts, commodity contracts, futures contracts, derivative contracts, foreign exchange contracts, options, cash, lockbox accounts, exchange agreements, letters of credit and proceeds thereof, advices of credit, letter-of-

Exhibit 10.3

credit rights (whether or not the letter of credit is evidenced by a writing), inventory, general intangibles, tax refund claims, judgments, actions, amounts received as a settlement of litigation or arbitration, commercial tort claims (including, without limitation, such commercial tort claims set forth in the Perfection Certificate), tort claims, interests in Subsidiaries, farm products, insurance claims, instruments, promissory notes, chattel paper (whether tangible or electronic), furniture, furnishings, fixtures, tools, supplies, appliances, plans and drawings, together with all books and records relating to the Debtor’s business, and all computer programs, software and files; and

(iv)	all additions, accessions, replacements, substitutions and improvements and all products and proceeds including, without limitation, proceeds of insurance, of any and all of the foregoing property.

“Equipment” has the meaning specified therefor in clause (i) of the definition of Collateral.
“Excluded Collateral” means Equity Interests of Special Affiliates.
“Inventory” has the meaning specified therefor in clause (i) of the definition of Collateral.
“Notes” has the meaning given to such term in the Credit Agreement.
“Patents” means (i) all United States or other patents which the Debtor may from time to time possess or be otherwise entitled to use, including without limitation those (if any) listed on Schedule 2 to this Agreement and all licenses of United States or other patents which Debtor may from time to time possess or be otherwise entitled to use, including without limitation those (if any) listed on Schedule 2 (together with the patents described in Section 7 hereof), (ii) all re‑issues, divisions, continuations, renewals, extensions and continuations‑in‑part thereof, (iii) the right to sue for past, present and future infringements of the foregoing, and (iv) all rights corresponding to all of the foregoing throughout the world.
“Perfection Certificate” has the meaning specified therefor in Section 3(d).
“Secured Creditors” means collectively, the Secured Party and the Lenders.
“Secured Obligations” means the principal of, and interest on, the Loans and the Notes and all other indebtedness, liabilities and Obligations of the Debtor to the Secured Party and the Lenders, now existing or hereafter arising (including future advances) under, in connection with or relating to this Agreement, the Credit Agreement and the other Loan Documents (including, without limitation, the Fee Letter and the Engagement Letter) whether absolute or contingent, matured or unmatured, direct or indirect, liquidated or unliquidated, contractual or tortious, joint or several, due or to become due, including, without limitation, all obligations related to, and interest on, the foregoing arising or accruing after the commencement of any bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceeding against the Debtor.

Exhibit 10.3

“SGB Note” shall mean the promissory note dated December 4, 2014 (as amended, supplemented or otherwise modified from time to time) made by Silver Gold Bull, Inc., an Alberta, Canada corporation in favor of the Borrower in the initial principal amount of US$1,000,000.
“Trademarks” shall mean (i) all United States or other trademarks which the Debtor may from time to time possess or be otherwise entitled to use, including without limitation those (if any) listed on Schedule 2 to this Agreement, together with the goodwill of the business connected with the use of, and symbolized by, such trademarks, (ii) all re‑issues, divisions, continuations, renewals, extensions and continuations‑in‑part thereof, (iii) the right to sue for past, present and future infringements of the foregoing, and (iv) all rights corresponding to all of the foregoing throughout the world.
“UCC” shall mean Article 9 of the Uniform Commercial Code of the State of New York as in effect from time to time.
Section 2.Security Interests.
(a)As security for the payment and performance of all Secured Obligations, the Debtor does hereby assign to the Secured Party and does hereby grant to the Secured Party for the ratable benefit of the Secured Creditors a continuing security interest in and lien on all of the Collateral.
(b)If the Debtor shall at any time acquire a commercial tort claim which the Debtor reasonably believes based upon then-current information is likely to result in a judgment in favor of the Debtor in excess of $100,000, the Debtor shall promptly notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.
Section 3.General Representations, Warranties and Covenants. The Debtor represents, warrants and covenants as follows:
(a)    Full Recourse.     This Agreement is made with full recourse to the Debtor and the Debtor acknowledges that the Secured Party is entering into this Agreement in reliance upon all the warranties, representations, covenants and agreements of the Debtor contained herein, in the Credit Agreement and the other Loan Documents and otherwise made in writing in connection herewith or therewith.
(b)    No Other Liens.    Except for the security interest of the Secured Party therein, the Debtor is, and as to Collateral acquired from time to time after the date hereof the Debtor will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Encumbrances), and the Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

Exhibit 10.3

(c)    No Other Financing Statements     There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended so to be, which has not been terminated or released by the secured party named therein, (other than with respect to Permitted Encumbrances). The Debtor will not execute and will not permit to be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest of the Secured Party hereby granted and financing statements relating to Permitted Encumbrances.
(d)    Representations and Warranties Concerning Debtor's Legal Status. The Debtor has previously delivered or is delivering together with this Agreement to the Secured Party a certificate completed and signed by the Debtor and entitled "Perfection Certificate" substantially in the form attached hereto as Exhibit A (the "Perfection Certificate"). The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) the Debtor is an organization of the type, and is organized in the jurisdiction set forth, in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth the Debtor's organizational identification number or accurately states that the Debtor has none; (d) the Perfection Certificate accurately sets forth the Debtor's place of business or, if more than one, its chief executive office, as well as the Debtor's mailing address, if different; (e) the Debtor is a registered organization and is not a transmitting utility; (f) all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete; and (g) there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor.
(e)    Locations of Collateral.     The Debtor has no Collateral at any location except the location(s) listed on the Perfection Certificate or listed on its weekly Borrowing Base Certificate, or in transit. The Debtor will not move any Collateral included on the Borrowing Base to, or place any Collateral included on the Borrowing Base at, any other location except such new location(s) as the Debtor may establish in accordance with the next sentence of this Section 3(e). The Debtor shall establish no such new location until (A) it shall have given to the Secured Party not less than 20 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may request, and (B) with respect to such new location, it shall have taken such action, satisfactory to the Secured Party (including, without limitation, all action required by Section 8 hereof), to maintain the security interest of the Secured Party in such Collateral at all times fully perfected with the same priority and in full force and effect.
(f)    Covenants Concerning Debtor's Legal Status. The Debtor covenants with the Secured Party as follows: (i) without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address and with respect to any such new location, the Debtor shall have taken such action satisfactory to the Secured Party (including, without limitation, all action required by Section 8 hereof), to maintain the security

Exhibit 10.3

interest of the Secured Party hereunder at all times fully perfected with the same priority and in full force and effect; (ii) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number; and (iii) the Debtor will not change its type of organization, jurisdiction of organization, other legal structure or organizational identification number if it has one. The only original books of account and records of the Debtor relating thereto are and will continue to be kept at its chief executive office or such new location as the Debtor may establish in accordance with clause (f)(i) above.
(g)    Insurance.     At the Debtor's own expense, the Debtor will: (i) without limiting the provisions of the Credit Agreement, keep the Collateral fully insured at all times with financially sound and responsible insurance carriers against loss or damage by fire and other risks, casualties and contingencies and in such manner and to the same extent that like properties are customarily so insured by other entities engaged in the same or similar businesses and keep adequate insurance at all times against liability on account of damage to persons and properties and under all applicable workmen's compensation laws, by insurers and in amounts satisfactory to the Secured Party and the Required Lenders (but not less than the amounts customarily maintained by entities in the same or similar businesses), for the benefit of the Debtor and the Secured Creditors, and (ii) upon request by the Secured Party or the Required Lenders, promptly deliver certified copies of the insurance policies or certificates thereof to the Secured Party. In addition, all such property and casualty insurance shall be payable to the Secured Party as loss payee in accordance with Section 3(h) below. Each insurance policy for liability insurance shall name the Secured Party as an additional insured. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, and after notice to Debtor, obtain such insurance and charge the amount thereof to the Debtor.
(h)    Assignment of Insurance.     As security for the payment and performance of all Secured Obligations, the Debtor hereby assigns to the Secured Party for the ratable benefit of the Secured Creditors, all of the Debtor's right, title and interest in and to any and all moneys which may become due and payable with respect to the Collateral under any policy insuring the Collateral, including return of unearned premium, and directs each insurance company to make payment of the proceeds of each claim in excess of $25,000 and the proceeds of all claims in excess of $100,000 in the aggregate per calendar year, directly to the Secured Party which, subject to the following sentence, such amounts shall be promptly disbursed by the Secured Party to the Debtor. After the occurrence and during the continuance of any Event of Default or after the Required Lenders shall have demanded payment of the Secured Obligations, all insurance proceeds and unearned premiums which may at any time be paid to or received by the Secured Party shall be held by the Secured Party and applied as provided in Section 10 hereof.
(i)    Use of Collateral; Certain Laws; No Farm Products; Taxes and Charges. The Debtor will keep the Collateral in good condition at all times (normal wear and tear excepted) and will not use any Collateral in violation of any statute, ordinance or applicable

Exhibit 10.3

insurance policy. The Debtor is and shall at all times remain in compliance with the provisions of the Fair Labor Standards Act, including the minimum wage and overtime rules of that Act, and covenants that it will continue to comply with the provisions of such Act. None of the Collateral is or is proceeds of “farm products”. None of the account debtors or other Persons obligated on any Collateral is a governmental authority or agency subject to the Federal Assignment of Claims Act or any similar statute of any governmental authority. Except as otherwise permitted under the Credit Agreement, the Debtor will promptly pay (A) all taxes and assessments levied against any Collateral, (B) all storage, transportation and warehouse charges relating to any Collateral and (C) all other claims and charges, non-payment of which could result in a Lien on any Collateral.
(j)    Limitations on Sale and Transfer.     The Debtor will not sell, transfer, change the registration, if any, dispose of, attempt to dispose of, modify or abandon any Collateral (except for sales of Inventory in the ordinary course of business for fair consideration), provided that the Debtor may sell or otherwise dispose of obsolete or worn out Collateral no longer used or useful in its business if the Debtor shall, in the case of Collateral necessary for the conduct of the business of the Debtor, first or substantially simultaneously replace the same with new property of substantially equal or of greater value which shall forthwith become subject to the security interest provided for herein.
(k)    No Claims Against Secured Party.     The Debtor will not assert against the Secured Party any claim or defense which the Debtor may have against any seller of the Collateral or any part thereof or against any other Person with respect to the Collateral or any part thereof. The Debtor shall retain all liability and responsibility in connection with the Collateral, and the liability of the Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that any Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.
(l)    Customer Lists.     The Debtor will maintain the confidentiality of all customer lists and not sell or otherwise dispose of such lists but may license the use of such customer lists, Debtor shall deliver copies thereof to the Secured Party upon its request. Secured Party shall maintain the confidentiality of all such customer lists.
(m)    No Inconsistent Agreements.     The Debtor will not enter into any agreement or take any other action that is materially inconsistent with the Debtor's obligations under this Agreement or that would impair the perfected security interest of the Secured Party in any Collateral or other rights of the Secured Party under this Agreement.
(n)    Blocked Accounts.     The Debtor shall cause all proceeds of Collateral to be paid directly to an account subject to a Control Agreement or otherwise under the control of the Secured Party. If any such proceeds shall be received by the Debtor, such proceeds shall be promptly transferred to an account subject to a Control Agreement or otherwise under the control of the Secured Party, in precisely the form received except for endorsement by the Debtor when required, and until so transferred shall be held in trust by the Debtor for and as property of the Secured Party and shall not be commingled with other property of the Debtor or any other Person. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and

Exhibit 10.3

be continuing and the Required Lenders shall not have demanded payment of the Secured Obligations, the Debtor shall be permitted to access funds deposited in any such account that is subject to a Control Agreement or otherwise under the control of the Secured Party.
(o)    Notice of Instruments, Investments Property, etc.     The Debtor shall promptly notify the Secured Party from time to time if any Collateral shall consist of instruments, money, tangible chattel paper, promissory notes, drafts, acceptances, securities or other investment property, deposit accounts, letter-of-credit rights or documents, and at the request of the Secured Party, the Debtor shall promptly (and, in any event, within two Business Days) comply with the instructions of the Secured Party relating to such Collateral, including instructions to deliver such Collateral to the Secured Party at the time, place and manner specified in such request and accompanied by such instruments of transfer or assignment as the Secured Party may from time to time request. This Section shall not apply to Collateral having a value less than $100,000 in the aggregate or Collateral in the form of money with a value of less than $50,000.
(p)    Secured Party May Perform, Appear in Proceedings, etc. If the Debtor shall fail to make any payment or to perform any of its obligations under this Agreement, the Secured Party may (but without obligation on the Secured Party's part to do so, with notice but not demand on the Debtor and without releasing the Debtor from any obligation hereunder) make or do the same in such manner and to such extent as the Secured Party may deem necessary, including specifically, without limiting the general powers, the right to appear in and defend any action or proceeding purporting to affect the Collateral or the security interests granted hereunder, and the Secured Party may also perform and discharge each and every obligation, covenant and agreement of the Debtor contained in any Assigned Agreement and, in exercising any such powers, pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All costs, expenses and fees so incurred by the Secured Party shall be added to the amount of the indebtedness secured hereby and shall be payable on demand with interest at the Default Rate from time to time in effect.
(q)    Collateral and Secured Party’s Possession.    The Secured Party’s sole duty with respect to Collateral in its possession shall be to use reasonable care in the custody and preservation of Collateral in its possession which shall in no event include taking any steps to preserve rights against third parties.
(r)    Marshalling.     To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or any other Loan Document or require the Secured Party to resort to any Collateral or any rights or remedies in any particular order, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.
(s)    Material Adverse Effect.    The Debtor shall promptly notify the Secured Party in writing of (i) any Lien (other than Permitted Encumbrances) or claim asserted against any Collateral and (ii) the occurrence of any other event which would have a material

Exhibit 10.3

adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.
(t)    Further Assurances.    The Debtor shall, at the request of the Secured Party, furnish the Secured Party, as often as the Secured Party shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in form and substance acceptable to the Secured Party.
Section 4.Special Provisions Concerning Assigned Agreements. The Debtor represents, warrants and agrees as follows:
(a)    Enforceability.         The Assigned Agreements constitute the legal, valid and binding obligations of the Debtor and the other parties thereto, enforceable in accordance with their respective terms, except as may be limited by (i) laws relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity.
(b)    Debtor will Perform.     The Debtor will perform and discharge each and every obligation, covenant and agreement to be performed by the Debtor under the Assigned Agreements except to the extent otherwise permitted under the Credit Agreement.
(c)    Debtor will Enforce.    Unless and until the Secured Party terminates the Debtor’s authority to do so, such termination to be permitted only after the occurrence and during the continuance of any Event of Default or after the Required Lenders shall have demanded payment of the Secured Obligations, the Debtor will diligently seek to enforce or secure the performance of each and every material obligation, covenant, condition and agreement contained in the Assigned Agreements to be performed by the other parties thereto.
(d)    No Modification.     The Debtor will not modify, amend or agree to vary any of the Assigned Agreements in a manner that would materially reduce the value thereof or otherwise act or fail to act in a manner likely (directly or indirectly) to entitle any party thereto to claim that the Debtor is in default under the terms thereof which default would reduce the value thereof.
(e)    No Termination.     The Debtor will not terminate or permit the termination of any Assigned Agreement in a manner that would materially reduce the value thereof.
(f)    No Release.     The Debtor will not waive or in any manner release or discharge any party to any Assigned Agreement from any of the obligations, covenants, conditions and agreements to be performed by it under such Assigned Agreement including, without limitation, the obligation to make all payments in the manner and at the time and places specified, the result of which would materially reduce the value thereof.

Exhibit 10.3

(g)    Defend Actions.     The Debtor will appear in and defend every action or proceeding arising under, growing out of or in any manner connected with any of the Assigned Agreements or the obligations, duties or liabilities of the Debtor and any party thereunder.
(h)    Copies of Notices.     If required by the Credit Agreement or, upon the written request of the Secured Party or the Required Lenders, the Debtor will send to the Secured Party and the Lenders copies of all material notices, documents and other papers furnished or received by it with respect to any of the Assigned Agreements.
Section 5.Special Provisions Concerning Accounts, etc.
(a)    Certain Representations.     As of the time when each Account arises, the Debtor shall be deemed to have represented and warranted as to each such Account that, except as disclosed in writing to the Lenders, such Account and all papers and documents relating thereto are genuine and in all respects what they purport to be, and:
(i)will represent the genuine, legal, valid, binding and enforceable obligation of the Account debtor thereunder (except as may be limited by (i) laws relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity) evidencing indebtedness unpaid and owed to the Debtor by such Account debtor arising out of the completed performance of labor or services or the completed sale and delivery of or lease of goods or both and in an amount set forth in the invoice or other documents evidencing the Account;
(ii)will, except for the original or duplicate invoice sent to the Account debtor thereunder evidencing such Account, be the only original writings evidencing the obligation of the Account debtor thereunder;
(iii)will evidence true and undisputed obligations enforceable in accordance with their respective terms or to any defenses, set‑offs, deductions, recoupments or counterclaims, or stamp or other taxes, except for defenses, setoffs, deductions, recoupments, counterclaims, stamp or other taxes; and
(iv)will be in compliance with and will conform in all respects with all applicable federal, state and local laws (including applicable usury laws) and applicable laws of any relevant foreign jurisdiction.
(b)    Maintain Records, etc.     The Debtor will keep and maintain at the Debtor's own cost and expense satisfactory and complete records of the Accounts, including, but not limited to, records of all payments received, all credits granted, all merchandise returned and all other dealings therewith, and the Debtor will make the same available to the Secured Party and its representatives for review and copying, at the Debtor's own cost and expense, at all times during regular business hours and at such intervals as the Secured Party may reasonably request in its sole discretion. The Debtor shall, at the Debtor's own cost and expense, deliver copies of all documents evidencing the Accounts and such books and records to the Secured Party or to its representatives upon its or the Required Lenders’ demand at any time. At the request of the Secured Party, the Debtor shall legend, in form and manner satisfactory to the Secured Party, the

Exhibit 10.3

books, records and documents of the Debtor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Secured Party and that the Secured Party has a security interest therein.
(c)    No Modifications, etc.     The Debtor will not rescind or cancel any indebtedness or obligation evidenced by any Account, modify any term thereof, make any adjustment with respect thereto, extend or renew the same or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, having a value of more than $100,000 individually or $500,000 in the aggregate, or sell any Account or interest therein, without the prior written consent of the Secured Party (which consent shall not be unreasonably withheld at any time prior to the occurrence and continuance of an Event of Default or demand by the Required Lenders for payment of the Secured Obligations).
(d)    Debtor will Perform.     Subject to the required performance of the counterparty, the Debtor will duly fulfill all obligations on its part to be fulfilled under or in connection with each of the Accounts and all contracts giving rise to any Accounts and will do nothing to impair the rights of the Secured Party in any of the Accounts.
(e)    Debtor will Collect.     Unless and until the Secured Party terminates the Debtor’s authority to do so, the Debtor shall diligently seek to collect or cause to be collected, at the Debtor’s sole cost and expense, from the Account debtor and other obligors with respect to each Account, as and when due, in accordance with generally accepted lawful collection procedures any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Nothing contained in this Section 5(e) shall amend or limit the Debtor’s obligations under Section 3(n) or 5(f).
(f)    (i)    Notice to Account Debtors.    The Debtor shall promptly notify (in manner, form and substance reasonably satisfactory to the Secured Party and the Required Lenders) all Persons who are at any time obligated under any Account, that all payments in respect thereof are to be made to such deposit account as the Secured Party or the Required Lenders directs;
(ii)    Verification.     The Secured Party may at any time in the name of the Debtor or the Secured Party, request from the Account debtor or other obligors verification of any Accounts, provided, that prior to the occurrence and continuance of and Event of Default or demand by the Required Lenders for payment of the Secured Obligations, such requests for verifications shall not be performed more frequently than once per month;
(iii)    Turnover of Proceeds.     The proceeds of the Accounts, if collected by the Debtor, whether consisting of cash, checks, notes, drafts, money orders, commercial paper of any kind whatsoever, or other documents received in payment of the Accounts, shall be promptly (and, in any event, within two Business Days) (A) deposited into an account subject to a Control Agreement or otherwise under the control of the Secured Party, or (B) if an Event of Default shall have occurred and be continuing or if the Required Lenders shall

Exhibit 10.3

have demanded payment of the Secured Obligations, the Debtor shall remit to the Secured Party, in precisely the form received, except for the endorsement by the Debtor when required;
(iv)     Trust.     Such proceeds until deposited into an account subject to a Control Agreement or otherwise under the control of the Secured Party shall be held in trust by the Debtor for the Secured Party and shall not be commingled with other funds, money or property, provided, that notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing and the Required Lenders shall not have demanded payment of the Secured Obligations, the Debtor shall be permitted to access funds deposited in any such account; and
(iv)     Final Collection.     Proceeds of the Accounts received by the Secured Party will be subject to final collection and receipt of proceeds in cash or by unconditional credit to and accepted by the Secured Party.
Section 6.Special Provisions Concerning Equipment.
The Debtor shall use reasonable commercial efforts to cause the Equipment at all times to constitute and remain personal property and not to become a fixture, except to the extent such fixture shall be subject to the first priority perfected security interest of the Secured Party, subject to Permitted Encumbrances.
Section 7.Trademarks and Patents.
(a)    If the Debtor has or shall obtain rights to any Trademark or patentable invention, or is or becomes entitled to the benefit of any Trademark, Patent application or Patent, any reissue, division, continuation, renewal, extension or continuation‑in‑part of any Patent, any improvement on any Patent, or any trade name, service mark, copyright, permit or license, the provisions of Section 2 shall automatically apply thereto and the Debtor shall give the Secured Party prompt notice thereof in writing. Upon request of the Secured Party or the Required Lenders, the Debtor shall execute and deliver any and all agreements, instruments and documents as the Secured Party or the Required Lenders may request to confirm the Secured Party’s security interest in any or all Patents and Trademarks and the goodwill and general intangibles of the Debtor relating thereto. The Debtor authorizes the Secured Party to execute any such agreement, instrument or document in the name of the Debtor and to modify this Agreement by amending Schedule 2 to include any future Patents, Trademarks, Patent and Trademark applications and other property described in this Section 7(a).
(b)    The Debtor represents and warrants that it has no Patents or Trademarks or licenses with respect thereto, except such as are listed on Schedule 2 hereto.
Section 8.Financing Statements etc.; Power of Attorney; Documentary Stamp Taxes; Control; Certain Securities.
(a)    Financing Statements, Assignments, etc.     The Debtor will, at its own expense, promptly make, execute, endorse, acknowledge, file and/or deliver to the Secured Party

Exhibit 10.3

from time to time such lists, descriptions and designations of Inventory, warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments relating to Collateral and take such further steps relating to the Collateral or to insure the attachment, perfection and first priority of, and ability of the Secured Party to enforce, its security interest in any of the Collateral which the Secured Party deems appropriate or advisable. Without limiting the foregoing, the Debtor shall (i) cause the Secured Party’s name to be noted as secured party on any certificate of title for a titled good constituting Collateral if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (ii) comply with each provision of any statute, regulation or treaty if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (iii) obtain governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral which may from time to time be necessary for the execution, delivery and performance by Debtor of this Agreement or the validity, perfection and priority of the security interest granted hereunder, and (iv) upon the Secured Party’s request, obtain waivers from mortgagees and landlords, in form and substance satisfactory to the Secured Party in its discretion, for each location where any Collateral may from time to time be located.
(b)    Power of Attorney.     The Debtor hereby irrevocably constitutes and appoints the Secured Party and its designees as attorney‑in‑fact of the Debtor, with power of substitution, with full authority in the place of Debtor and in the name of Debtor or otherwise to execute and file in the name and on behalf of the Debtor such additional financing statements as the Secured Party may request and to execute such other documents and instruments and to take all such other actions which the Debtor is obligated to execute or perform under this Agreement or which are in furtherance of the rights of the Secured Party under this Agreement, including, if an Event or Default shall have occurred and be continuing or if the Required Lenders shall have demanded payment of the Secured Obligations:
(i)    to obtain and adjust insurance and to execute any proof of claim, subrogation receipt and any other document required by any insurance company in connection with payment of claims,
(ii)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
(iii)    to receive, endorse, and collect any notes, checks, money orders, drafts or other instruments, documents, bills of lading, warehouse receipts and chattel paper, in connection with the Collateral and insurance thereon,
(iv)    to pay or discharge any taxes, Liens or other encumbrances levied or placed on the Collateral, and

Exhibit 10.3

(v)    to file any claims, take any action or institute any proceedings which the Secured Party or Required Lenders may deem necessary or desirable for: (A) the collection of any of the Collateral or (B) otherwise to protect, preserve and enforce the rights of the Secured Party with respect to any of the Collateral.
(c)    Documentary Tax.     The Debtor agrees to procure, pay for, affix to any and all documents and cancel any documentary tax stamps required by and in accordance with applicable law, and the Debtor will indemnify and hold the Secured Party and the Lenders harmless against any liability (including interest and penalties) in respect of such documentary stamp taxes.
(d)    UCC Statements.     The Secured Party may at any time and from time to time, at the expense of the Debtor, file financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” of the Debtor or words of similar effect and which contain any other information required by the UCC (including Part 5 thereof) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed, if necessary, by the Secured Party on behalf of the Debtor and may be filed at any time with or without any signature of the Debtor or the Secured Party in any jurisdiction.
(e)    Control.     The Debtor shall at any time and from time to time take such steps as the Secured Party or Required Lenders may request for the Secured Party to (i) deliver notice to, and obtain an acknowledgment, in form and substance satisfactory to the Secured Party, of any bailee or other Person having possession of any of the Collateral, of the Agent’s first priority lien therein pursuant to a control agreement in form and substance acceptable to the Secured Party in its sole discretion (under which the bailee or such Person that holds such Collateral (A) agrees that upon receipt of notice from the Secured Party, it will comply with instructions relating to such Collateral from the Secured Party and (B) waives any Lien it may have with respect to such Collateral), (ii) obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, relating to what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Secured Party; and, without limiting the foregoing, such agreements shall require that each securities intermediary, commodity intermediary and bank shall at all times after the occurrence of any Event of Default or after a demand for payment of the Obligations, comply solely with directions from and make payments solely to the Secured Party, without the consent of the Debtor unless otherwise agreed therein by the Secured Party, and (iii) otherwise insure the continued perfection and priority of the Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein. The provisions of this paragraph shall not apply to (A) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and

Exhibit 10.3

the Secured Party for the specific purpose set forth therein, (B) a deposit account for which the Secured Party is the depositary bank and is in automatic control, and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor's employees. Rabobank hereby acknowledges that, as of the date hereof, it maintains account number _______ for the benefit of the Debtor and upon instruction by the Secured Party (after the occurrence of an Event of Default or demand by the Required Lenders for payment of the Secured Obligations), shall no longer permit the Debtor access to or the ability to withdraw from such deposit account.
(f)    Certain Securities.     If the Debtor shall at any time hold or acquire any certificated securities (other than the SGB note), the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.
Section 9.Special Provisions Concerning Remedies and Sale. In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, the Secured Party shall have all of the rights and remedies of a secured party under the UCC and the Uniform Commercial Code as enacted in any other applicable jurisdiction and all the rights and remedies provided herein, in the Credit Agreement and in any other Loan Document. Without in any way limiting the foregoing, upon the occurrence of an Event of Default and for so long as such Event of Default is continuing (or after demand by the Required Lenders for payment of the Secured Obligations), the Secured Party may at any time and from time to time pursue any one or more of the following remedies:
(a)    Certain Remedies.     The Secured Party shall have the right, without notice to, or assent by, the Debtor, in the name of the Debtor or in the name of the Secured Party or otherwise:
(vi)    to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance for any of the moneys due and to become due under or in respect of the Collateral or any part thereof;
(vii)    to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any of the moneys due and to become due under or in respect of the Collateral or any part thereof;
(viii)    to endorse the name of the Debtor on any checks, drafts or other orders or instruments for the payment of moneys payable to the Debtor;
(ix)    to file any claims and commence, maintain or discontinue any actions, suits or other proceedings deemed by the Secured Party necessary or advisable for the purpose of collecting or enforcing payment of any moneys due and to become due under or in respect of the Collateral or any part thereof;
(x)    without limitation of Section 5(f)(i) above, to notify any or all Account debtors and other obligors under any or all of the Accounts and other Collateral of the

Exhibit 10.3

Secured Party’s Lien and to make payment thereof directly to the Secured Party for the account of the Secured Party and to require the Debtor to forthwith give similar notice to such Account debtors and other obligors;
(xi)    to transfer to and/or register in the name of the Secured Party or its nominee all or any part of the Collateral and exercise all rights pertaining to such Collateral as if it were the absolute owner thereof, upon such terms and conditions as the Secured Party may determine;
(xii)    to take possession of any or all of the Collateral and, for that purpose, to enter, with the aid and assistance of any Person or Persons and with or without legal process any premises where the Collateral or any part thereof is or may be placed or assembled without liability for trespass or otherwise and to remove any of such Collateral, or to remain upon such premises and use the same without rent for the purposes of processing and/or realizing upon the Collateral;
(xiii)    to execute any instrument and do all other things necessary and proper in the sole discretion of the Secured Party or the Required Lenders to protect, preserve and realize upon the Collateral and the other rights contemplated hereby;
(xiv)    after the occurrence and during the continuance of an Event or Default or after demand by the Required Lenders for payment of the Secured Obligations, to require the Debtor to deliver, at the Debtor's expense, any or all Collateral to the Secured Party at a place designated by the Secured Party;
(xv)    to exercise any or all rights and remedies available to the Secured Party under any or all of the other Security Documents; and
(xvi)    without obligation to resort to other security, at any time and from time to time, to sell, re‑sell, lease, re-lease, grant options for, assign and deliver all or any of the Collateral, together with all right, title and interest, claim and demand therein and all right of redemption thereof, in its then condition or after further processing, in one or more parcels at the same or different times, at any exchange, broker’s board or any of the Secured Party’s or Debtor’s offices or places of business, with or without representations or warranties, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Secured Party in its sole discretion may determine.
The Debtor hereby agrees that except as provided by law and as expressly provided herein, all of the foregoing rights may be exercised by the Secured Party without demand, advertisement or notice, all of which are hereby expressly waived. The Secured Party shall not be obligated to do any of the acts herein authorized, but in the event that the Secured Party elects to do any such act, the Debtor waives all claims, damages and demands against the Secured Party to the extent permitted by law.
By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security

Exhibit 10.3

Document may be enforced only by the action of the Secured Party acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Secured Party for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.
(b)    Receivers.     The Secured Party may commence legal proceedings for the appointment of a receiver or receivers (to which the Secured Party shall be entitled as a matter of right) to take possession of the Collateral pending the sale or other disposition thereof pursuant either to the powers granted by this Agreement or to a judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement.
(c)    Rights Relating to Sale.     Upon any sale or other disposition of any of the Collateral, whether made under the powers given under this Agreement or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement:
(i)    the Secured Party and the Secured Creditors may bid for and purchase the property being sold, and upon compliance with the terms of sale the Secured Party and/or the Secured Creditors may hold, retain, possess and dispose of such property in its or their own absolute right without further accountability, and may in lieu of cash, in paying the purchase price therefor, deliver any instruments evidencing the Secured Obligations or agree to the satisfaction of all or a portion of the Secured Obligations;
(ii)    the Secured Party may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold, but if so requested by the Secured Party or by any purchaser, the Debtor shall ratify and confirm any such sale or transfer by executing and delivering to the Secured Party or to such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;
(iii)    the Secured Party is hereby irrevocably appointed the true and lawful attorney‑in‑fact of the Debtor in its name and stead, to make and execute all necessary deeds, bills of sale and instruments of assignment and transfer of the property sold or disposed of and for such other purposes as are necessary or desirable to effectuate the provisions of this Section 9;
(iv)    all right, title, interest, claim and demand whatsoever at law, in equity or otherwise of the Debtor of, in and to the property so sold or disposed of shall be divested; such sale or disposition shall be a perpetual bar both at law and in equity against the Debtor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Debtor, its successors or assigns;
(v)    the receipt of the Secured Party or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for the

Exhibit 10.3

purchase price, and such purchaser or purchasers, and its successors, assigns or personal representatives shall not, after paying such purchase price and receiving such receipt of the Secured Party or of such officer therefor, be obligated to see to the application of such purchase price or be in any way liable for any loss, misapplication or nonapplication thereof; and
(vi)    to the extent that it may lawfully do so, the Debtor agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, the Credit Agreement, the Notes, the Loan Documents, or any other agreement or instrument executed in connection with the Credit Agreement, and the Debtor hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the enforcement of any right granted or delegated to the Secured Party in this Agreement, but will suffer and permit the enforcement of every such right as though no such laws were in force.
(d)    Notice of Sale.    In the event of any sale or other disposition of Collateral pursuant to this Section 9, the Secured Party shall, at least three (3) Business Days before such sale or other disposition, give the Debtor notice of its intention to sell or dispose of the Collateral, which notice the Debtor hereby agrees to be commercially reasonable, except that, if the Secured Party shall determine in its sole discretion that any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, any such sale or other disposition may be made upon such shorter notice to the Debtor as the Secured Party determines to be commercially reasonable.
(e)    Commercially Reasonable.     To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw materials or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consent for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account debtors or other persons obligated on Collateral or to remove or fail to remove Liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire or not hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the

Exhibit 10.3

reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase or fail to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide the Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Secured Party, to obtain the services of investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph. Without limitation of the foregoing, nothing contained in this paragraph shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph.
Section 10.Application of Moneys.
(a)    All moneys which the Secured Party shall receive, in accordance with the provisions hereof or pursuant to the exercise of any rights or remedies hereunder, shall be applied in the manner and priority set forth in Section 8.2 of the Credit Agreement.

(b)    After termination of this Agreement and the Credit Agreement, the termination of all Revolving Line Portions, and the indefeasible payment in full of the Secured Obligations, any proceeds of the Collateral received or held by the Secured Party shall, after making any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, be turned over to the Debtor or to whosoever may be lawfully entitled thereto, without recourse to the Secured Party and without any representations, warranties or agreements of any kind by the Secured Party.

(c)    If, after applying any amounts which the Secured Creditors have received in respect of the Collateral, any of the Secured Obligations remain unpaid, the Debtor shall continue to be liable for any deficiency, together with interest at the Default Rate from time to time in effect.

Section 11.Grant of License to Use Patents and Trademarks and Other Collateral. For the purpose of enabling the Secured Party to exercise rights and remedies hereunder at such time as the Secured Party, without regard to this Section 11, shall be entitled to exercise such rights and remedies, the Debtor hereby grants to the Secured Party an irrevocable, non‑exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sublicense any Patent, Trademark and other Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer equipment and software and programs used for the compilation or printout thereof.

Exhibit 10.3

Section 12.Miscellaneous.
(a)    Notices.     Any notice or demand upon the Debtor or the Secured Party pursuant to this Agreement shall be deemed to have been sufficiently given or served for all purposes hereof when given in the manner provided in the Credit Agreement and shall be effective as provided therein.
(b)    No Waiver; Amendments.     No failure or delay on the part of the Secured Party in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Debtor and the Secured Party and otherwise in accordance with the terms of the Credit Agreement. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other or further action in any circumstances without notice or demand on the Debtor.
(c)    No Impairment of Obligations.     The obligations of the Debtor hereunder shall remain in full force and effect without regard to and shall not be impaired by (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Debtor, or (ii) any exercise, non‑exercise or waiver of any right, remedy, power or privilege under or in respect of the Credit Agreement, the Notes, this Agreement or the other Loan Documents, in each case whether or not the Debtor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Secured Party herein provided are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have.
(d)    Successors and Assigns; Survival.     This Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns, except that the Debtor may not transfer or assign any of its obligations, rights or interest hereunder without the prior written consent of the Secured Party and any such purported assignment by the Debtor without such consent shall be void. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.
(e)    Headings; Certain Terms.     The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require. The terms “includes”, “included” and “including” are not limiting.
(f)    Severability.     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit 10.3

(g)    Governing Law.     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, except to the extent that matters of title, creation, perfection or priority of the security interests granted hereby or procedural issues of foreclosure are required to be governed by the laws of the state in which the Collateral or any part thereof is located.
(h)    Debtor Remains Liable.     Anything herein, in the Credit Agreement or in the other Loan Documents to the contrary notwithstanding, (i) the Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral, (ii) the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement and shall not be required or obligated in any manner to exercise any of its rights hereunder, to make any inquiry as to the nature or sufficiency of any payment received in respect of any Collateral, to present or file any claim, to take any action to enforce any performance or to collect any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times or to perform or fulfill any of the obligations of the Debtor under, pursuant to or in respect of any Collateral, and (iii) the exercise by the Secured Party of any rights hereunder or under the other Loan Documents shall not release the Debtor from any such obligations.
(i)    Counterparts.     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.
(j)    Jurisdiction.     The Debtor hereby agrees that any legal action or proceeding against the Debtor with respect to this Agreement may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York and appellate courts from any thereof, and, by execution and delivery hereof, the Debtor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall limit the right of the Secured Party to bring proceedings against the Debtor in any other jurisdiction. The Debtor irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Secured Party by registered or certified mail, return receipt requested, postage prepaid, to the address specified in the Credit Agreement for notices to the Debtor, such service of process by mail to be deemed effective on the fifth day following such mailing and such service of process by personal delivery to be deemed effective on the date of delivery. The Debtor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.
(k)    Waiver of Punitive Damages.     NO CLAIM MAY BE MADE BY THE DEBTOR AGAINST ANY SECURED CREDITOR OR THE AFFILIATES, DIRECTORS, PARTNERS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY SECURED CREDITOR, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN

Exhibit 10.3

RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SECURED OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE DEBTOR HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
(l)    Jury Trial Waiver.     EACH OF THE SECURED PARTY AND THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE SECURED CREDITORS OR THE DEBTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THIS AGREEMENT, FOR THE LENDERS AND THE SECURED PARTY ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.
Section 13.UCC Releases, etc.
At such time as all Secured Obligations shall have been paid in full in cash and the Revolving Line Portions have terminated, upon request of the Debtor and at the Debtor’s expense, the Secured Party shall promptly file UCC releases with respect to all of the Collateral.

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Addresses                    A-MARK PRECIOUS METALS, INC.,
            as Debtor

By____________________________
Fax No.:    Name:
Title:

By____________________________
Name:
Title:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as administrative agent, as Secured Party and as a depositary bank
245 Park Avenue
New York, New York 10167
Attn: Mr. Paul Moisselin
Fax No.: (914) 304-9321
By____________________________
Name:
Title:

By____________________________
Name:
Title:

Exhibit 10.3

Schedule 1

DESCRIPTION OF ASSIGNED AGREEMENTS, ETC.

As used in the Security Agreement to which this Schedule is attached, the term “Assigned Agreements” includes but is not limited to:

All present and future contracts and agreements.

Exhibit 10.3

Schedule 2

DESCRIPTION OF PATENT AND TRADEMARK COLLATERAL

A. As used in the Security Agreement to which this Schedule is attached, the term “Patents” includes but is not limited to:

Title	Serial No.	Record & Title Holder	Inventor	Filing Date

B. As used in the Security Agreement to which this Schedule is attached, the term “Trademarks” includes but is not limited to:

Jurisdiction of Registration	Trademark	Trademark Registration Number(s)	Filing Date

C.    Debtor holds licenses with respect to Patents and Trademarks as follows:

Exhibit 10.3

Exhibit A

PERFECTION CERTIFICATE
(UCC Financing Statements)

Each of the undersigned, the ____ and ____ of A-Mark Precious Metals, Inc., a Delaware corporation (the "Debtor"), hereby certifies, with reference to the Security Agreement dated as of March 31, 2016 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and Coöperatieve Rabobank U.A., New York Branch, in its capacity as Administrative Agent (in such capacity, the "Secured Party"), to the Secured Party as follows:

1.    Name. The exact legal name of the Debtor as that name appears on its Certificate of Incorporation is as follows:

2.    Other Identifying Factors.

(a)    The following is a mailing address for the Debtor:

(b)    If different from its indicated mailing address, the Debtor's place of business or, if more than one, its chief executive office is located at the following address:

Address        County        State        Country

(c)    The following is the type of organization of the Debtor:
(d)    The following is the jurisdiction of the Debtor's organization:
(e)    The following is the Debtor's state issued organizational identification number [state "None" if the state does not issue such a number]:

3.    Other Names, etc.

(a)    The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past six years:

(b)    Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past six years.

4.    Other Current Locations.

Exhibit 10.3

(a)    The following are all other locations in which the Debtor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address        County        State        Country

(b)    The following are all other places of business of the Debtor:

Address        County        State        Country

(c)    The following are all other locations where any of the Collateral consisting of inventory or equipment is located:

Address        County        State        Country

(d)    The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen, terminals, transporters, carriers or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, documents, chattel paper, inventory or equipment:

Name        Mailing Address        County        State    Country

5.    Prior Locations.

(a)    Set forth below is the information required by Section 4 (a) or (b) with respect to each location or place of business previously maintained by the Debtor at any time during the past six years:

Address        County        State        Country

(b)    Set forth below is the information required by Section 4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of instruments, documents, chattel paper, inventory or equipment has been previously held at any time during the past six years:

Exhibit 10.3

Name        Mailing Address        County        State    Country

6.    Fixtures, etc. Attached hereto as Schedule 6 is the information required by UCC
Section 9-502(b) of each state in which any of the Collateral consisting of fixtures, as extracted collateral or timber to be cut are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

7.    Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 7 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor's business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind, including Affiliates of the Debtor.

8.     Deposit Accounts, etc. Schedule 8 sets forth each deposit account, securities account and commodities account maintained by the Debtor.

9.    Commercial Tort Claims. Schedule 9 sets forth all commercial tort claims of the Debtor on the date hereof.

IN WITNESS WHEREOF, we have hereunto signed this Certificate on March __, 2016.

A-MARK PRECIOUS METALS, INC.

By: _____________________
Name:
Title:

By: _____________________
Name:
Title: